Exhibit 11.1

                   INDEPENDENT AUDITORS' CONSENT

The Canandaigua National Collective Investment Fund for Qualified Trusts

As independent public accountants, we hereby consent to the use of our report and all references to our Firm included in or made a part of this Form N-1A Registration Statement Post-Effective Amendment No. 5 of the Canandaigua National Collective Investment Fund for Qualified Trusts.

/s/  Morga Jones & Hufsmith, P.C.

Canandaigua, New York
April 28, 1997